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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the incorporation by reference into the Registration Statement on Form S-8 pertaining to the Targeted Genetics Corporation 2000 Genovo, Inc. Roll-Over Stock Option Plan of our report dated March 1, 2000, with respect to the financial statements of Targeted Genetics Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                             /s/ ERNST & YOUNG LLP


Seattle, Washington
October 19, 2000